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                                                                    EXHIBIT 99.1



NEWS RELEASE                                              GROUP 1 AUTOMOTIVE INC


                                     950 Echo Lane, Suite 100 Houston, TX  77024
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
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AT GROUP 1:                  Chairman, President and CEO             B.B. Hollingsworth, Jr.         (713) 647-5700
                             EVP, CFO and Treasurer                  Scott L. Thompson               (713) 647-5700
                             Manager, Investor Relations             Kim Paper                       (713) 647-5700

AT Thomson Financial/Carson: Investor Relations                      Jeffrey T. O'Keefe              (212) 807-5086
                             Media Relations                         Alecia Pulman                   (212) 807-5094
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FOR IMMEDIATE RELEASE
THURSDAY, SEPTEMBER 5, 2002


                      GROUP 1 GRANTED NEW NISSAN FRANCHISE

HOUSTON, SEPTEMBER 5, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today announced it has been awarded a Nissan franchise in the Woodland Hills area of Los Angeles. This dealership is expected to add approximately $50 million in annual revenues to Group 1's Miller Auto Group platform once construction of the new Nissan facility is complete, representing Group 1's second Nissan dealership in the Los Angeles market area.

B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer, commented, "We are excited about the opportunity to expand the recently acquired Miller platform, enhancing our presence in this key import-brand vehicle market with a leading manufacturer."

With this addition, Group 1 will expand its Miller Auto Group platform to seven dealerships consisting of two Honda and Nissan franchises, as well as Toyota, Infiniti and Mitsubishi. Groundbreaking on the new Nissan facility is scheduled to take place fourth-quarter 2002, with the 36,825 square foot dealership expected to open late third-quarter 2003. Subsequent to completion, the facility will be leased under a prearranged long-term lease agreement.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns 73 automotive dealerships comprised of 110 franchises, 29 different brands, and 24 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

         o   annualized revenues

         o   the timing of the groundbreaking and completion of new facilities



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GROUP 1 AUTOMOTIVE, INC.
ADD-1-


Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

         o the future economic environment, including consumer confidence, interest rates, and manufacturer incentives, may affect the demand for new and used vehicles and parts and service sales

         o the regulatory environment, adverse legislation, or unexpected litigation

         o requirements imposed on us by automobile manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities

         o our dealership operations may not perform at expected levels or achieve expected improvements


This information and additional factors that could affect our operating results and performance are described in our Form 10-K for the year ended December 31, 2001.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.


     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT www.group1auto.com


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